EXHIBIT 10.1 – Form of Restricted Stock Award

NORTH AMERICAN GALVANIZING AND COATINGS, INC.

RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (the “Agreement”), dated as of ________, ___ (the “Date of Grant”), is made by and between North American Galvanizing and Coatings, Inc., a Delaware corporation (the “Company”), and _____________________ (the “Participant”).

WHEREAS, the Company has adopted the North American Galvanizing and Coatings, Inc., 2004 Incentive Stock Plan (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement;

WHEREAS, the Plan provides for the grant of forfeitable shares of the Company’s Common Stock, (“Restricted Stock”); and

WHEREAS, the Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) has determined that it would be in the best interests of the Company and its stockholders to grant the award of Restricted Stock provided for herein (the “Restricted Stock Award”) to Participant, on the terms and conditions described in this Agreement.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.    Grant of Restricted Stock Award.

(a)    Grant.  The Company hereby grants to Participant a Restricted Stock Award consisting of ___________ shares of Restricted Stock.  The Restricted Stock shall vest and become non-forfeitable in accordance with this Agreement.

(b)    Incorporation by Reference, Etc.  Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan, and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan.  The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon Participant and his legal representative in respect of any questions arising under the Plan or this Agreement.

2.    Vesting.  Except as otherwise provided below with regard to parachute payments subject to Section 280G of the Code, the Restricted Stock shall vest and become nonforfeitable on the earliest to occur of the following:

(a)	the date that is four (4) years after the Date of Grant;

(b)	if the Participant is a non-employee director of the Company at the time of the grant, the date that is two (2) years after the Date of the Grant;

(c)	the date of a Change in Control;

(d)
the date that the Participant’s employment by the Company or service to the Company as a non-employee director is terminated because the Participant is disabled within the meaning of Section 409A of the Code;

(e)	the date of the Participant’s death, but only if death occurs while the Participant is employed by the Company or providing services to the Company as a non-employee director.

3.    Parachute Payments.  In the event that the vesting of the Restricted Stock pursuant to a Change in Control would result in an “excess parachute payment” as that term is defined in Section 280G of the Code, the amount of Restricted Stock vesting as a result of the Change in Control shall be reduced to the extent necessary to eliminate the excess parachute payment.  Any Restricted Stock not vesting because of this paragraph shall continue to vest pursuant to the other provisions of this Agreement.

4.    Tax Withholding.  Participant shall pay to the Company promptly upon request, and in any event at the time Participant recognizes taxable income in respect of the Restricted Stock Award, an amount equal to the taxes the Company determines it is required to withhold under applicable tax laws with respect to the Restricted Stock. Such payment shall be made, at Participant’s election, in the form of cash or in an amount or Restricted Stock with a Fair Market Value equal to such withholding liability.

5.    Certificates.  Certificates evidencing the Restricted Stock shall be issued by the Company and shall be registered in Participant’s name on the stock transfer books of the Company promptly after the date hereof, but the certificates shall remain in the physical custody of the Company or its designee at all times prior to, in the case of any particular share of Restricted Stock, the date on which such share vests (the “Vesting Date”). As a condition to the receipt of this Restricted Stock Award, Participant shall deliver to the Company a stock power, duly endorsed in blank, relating to the Restricted Stock.

6.    Forfeiture of Restricted Stock.  Unvested Restricted Stock shall be forfeited if the Participant’s employment by or service to the Company is terminated for any reason before the Vesting Date; provided however, that the Restricted Stock will not be forfeited so long as the Participant is serving as either an employee or director.

7.    Rights as a Stockholder; Dividends.  Participant shall not be deemed for any purpose to be the owner of any Restricted Stock unless and until (a) the Company shall have issued the Restricted Stock in accordance with this Agreement and (b) Participant’s name shall have been entered as a stockholder of record with respect to the Restricted Stock on the books of the Company.  Upon the fulfillment of the conditions in (a) and (b) of this Paragraph, Participant shall be the record owner of the Restricted Stock unless and until such shares are forfeited pursuant to this Agreement or sold or otherwise disposed of.  As record owner, the Participant shall be entitled to all rights of a common stockholder of the Company, including, without limitation, voting rights, if any, with respect to the Restricted Stock; provided that any cash or in-kind dividends paid with respect to unvested Restricted Stock shall be paid as provided in the Plan.  As soon as practicable following the vesting of any Restricted Stock, certificates for such vested Restricted Stock shall be delivered to Participant or to Participant’s legal representative along with the stock powers relating thereto.

8.    Restrictive Legend.  All certificates representing Restricted Stock shall have affixed thereto a legend in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN THE NORTH AMERICAN GALVANIZING AND COATINGS, INC. 2004 INCENTIVE STOCK PLAN AND A RESTRICTED STOCK AWARD AGREEMENT BETWEEN NORTH AMERICAN GALVANIZING AND COATINGS, INC. AND THE REGISTERED OWNER OF THIS CERTIFICATE (OR HIS PREDECESSOR IN INTEREST). WHICH AGREEMENT IS BINDING UPON ANY AND ALL OWNERS OF ANY INTEREST IN SAID SHARES.  THE PLAN AND AGREEMENT ARE AVAILABLE FOR INSPECTION WITHOUT CHARGE AT THE PRINCIPAL OFFICE OF NORTH AMERICAN GALVANIZING AND COATINGS, INC. AND COPIES THEREOF WILL BE FURNISHED WITHOUT CHARGE TO ANY OWNER OF SAID SHARES UPON REQUEST.

9.    Transferability.  The Restricted Stock may not, at any time prior to becoming vested, be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

10.    Adjustments for Stock Splits, Stock Dividends, etc.

(a)    If from time to time during the term of the Agreement there is any stock split up, stock dividend, stock distribution or other reclassification of the Common Stock, any and all new, substituted or additional securities to which Participant is entitled by reason of his ownership of the Restricted Stock shall be immediately subject to the terms of the Agreement.

(b)    If the Common Stock is converted into or exchanged for, or stockholders of the Company receive by reason of any distribution in total or partial liquidation, securities of another corporation, or other property (including cash), pursuant to any merger of the Company or acquisition of its assets, then the rights of the Company under the Agreement shall inure to the benefit of the Company’s successor and the Agreement shall apply to the securities or other property received upon such conversion, exchange or distribution in the same manner and to the same extent as the Restricted Stock.

11.    Confidentiality of the Agreement.  Participant agrees to keep confidential the terms of this Agreement, unless and until such terms have been disclosed publicly other than through a breach by Participant of this covenant.  This provision does not prohibit Participant from providing this information on a confidential and privileged basis to Participant’s attorneys or accountants for purposes of obtaining legal or tax advice or as otherwise required by law.

12.    Waiver.  Any right of the Company contained in this Agreement may be waived in writing by the Board.  No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages.  No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.

13.    Notices.  All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, facsimile, courier service or personal delivery:

if to the Company:

North American Galvanizing and Coatings, Inc.

_____________________________

_____________________________

_____________________________
Facsimile:
Attention:

with a copy to:

Hall, Estill, Hardwick, Gable, Golden & Nelson
320 South Boston Avenue
Suite 200
Tulsa, OK 74103
Facsimile: (918) 594-0505

Attention: Del L. Gustafson

if to Participant:

______________________________

______________________________

______________________________

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if by facsimile.

14.    Severability.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

15.    No Rights to Employment.  Nothing contained in this Agreement shall be construed as giving Participant any right to be retained, in any position, as an employee, consultant or director of the Company or its Affiliates or shall interfere with or restrict in any way the right of the Company or its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge Participant at any time for any reason whatsoever.

16.    Beneficiary.  Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation.  If no designated beneficiary survives Participant, Participant’s estate shall be deemed to be Participant’s beneficiary.

17.    Successors.  The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of Participant and the beneficiaries, executors, administrators, heirs and successors of Participant.

18.    Entire Agreement.  This Agreement, the Plan and the Stockholder Agreement contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto.  No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.

19.    Modifications.  No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.

20.    Bound by Plan.  By signing this Agreement, Participant acknowledges that he has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

21.    Governing Law.  This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to principles of conflicts of law thereof, or principals of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.

22.    JURY TRIAL WAIVER.  THE PARTIES EXPRESSLY AND KNOWINGLY WAIVE ANY RIGHT TO A JURY TRIAL IN THE EVENT ANY ACTION ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT IS LITIGATED OR HEARD IN ANY COURT.

23.    Headings.  The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

24.    Signature in Counterparts.  This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

North American Galvanizing and Coatings, Inc.
By:
Title:
Attest:
By:
Secretary

Participant	___________________________________